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                                                                   EXHIBIT 3.1




                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                          THE ADVISORY BOARD COMPANY

                   (ORIGINALLY INCORPORATED AUGUST 9, 2001)

                        Pursuant to Section 242 of the
               General Corporation Law of the State of Delaware

        The Advisory Board Company (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        In accordance with Section 242 of the General Corporation Law of the State of Delaware, resolutions were duly adopted by the Board of Directors of the Corporation setting forth an amendment to the Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

        NOW, THEREFORE, BE IT RESOLVED, that the Corporation's Certificate of Incorporation be amended by deleting Article FOURTH in its entirety and inserting in lieu thereof the following:

        "FOURTH:      CAPITALIZATION.

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred twenty five million (125,000,000) shares, consisting of twenty thousand (20,000) shares of Class A Voting Common Stock ("Voting Common Stock"), par value $0.01 per share, twenty nine million nine hundred eighty thousand (29,980,000) shares of Class B Non-Voting Common Stock ("Non-Voting Common Stock"), par value $0.01 per share, ninety million (90,000,000) shares of Common Stock ("Common Stock"), par value $0.01 per share, and five million (5,000,000) shares of Preferred Stock ("Preferred Stock"), par value $0.01 per share. Pursuant to Section 243(b), following the retirement of shares of Voting Common Stock and Non-Voting Common Stock, the reissuance of Voting Common Stock and Non-Voting Common Stock is expressly prohibited. Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each outstanding share of Voting Common Stock, par value $0.01 per share, shall be split into sixteen and eighty four hundredths (16.84) shares of Voting Common Stock, par value $0.01 per share and each outstanding share of Non-Voting Common Stock, par value $0.01 per share, shall be split into sixteen and eighty four hundredths (16.84) shares of Non-Voting Common Stock, par value $0.01 per share.

        The designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the Voting Common Stock, Non-Voting Common Stock, the Common Stock and the Preferred Stock of the Corporation are as follows:

        (a)    Provisions Relating to the Common Stock

               (1) Conversion. Each share of the Voting Common Stock and each share of the Non-Voting Common Stock shall automatically convert into one share of Common Stock without the requirement of any further action upon the consummation of a public offering of the capital stock of the Corporation that is subject to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (the "Conversion").

               (2) Voting. Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, at each annual or special meeting of stockholders, each holder of record of shares of Voting Common Stock or Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Voting Common Stock or Common Stock standing in such holder's name on the stock transfer records of the Corporation. There shall be no cumulative voting. The number of authorized shares of Voting Common Stock, Non-Voting Common Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

               (3) Dividends. Subject to the rights of the holders of Preferred Stock at any time outstanding, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Voting Common Stock, Non-Voting Common Stock and Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

               (4) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Voting Common Stock, Non-Voting Common Stock and Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

               (5) No Preemptive, Subscription or Conversion Rights. No holder of shares of Voting Common Stock, Non-Voting Common Stock or Common Stock shall be entitled to preemptive, subscription or conversion rights.

        (b)    Provisions Relating to the Preferred Stock

               The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or


                                      2

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        series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

        (c)    Provisions Relating to Limitation on Stockholder Rights Plan

               Notwithstanding any other powers set forth in this Certificate of Incorporation, the Board of Directors shall not adopt a stockholders "rights plan" (which for this purpose shall mean any arrangement pursuant to which, directly or indirectly, capital stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the capital stock at less than the prevailing market price of such capital stock), unless (i) such rights plan is ratified by the affirmative vote of a majority of the votes cast of the capital stock of the Corporation then outstanding and entitled to vote on the election of directors and present in person or represented by proxy at the next meeting (annual or special) of stockholders; (ii) by its terms, such rights plan expires within thirty-seven (37) months from the date of its adoption, unless extended by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors; and (iii) at any time the rights issued thereunder will be redeemed by the Corporation upon the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors."

                          [Signature page follows.]

                                      3


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        IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by its duly authorized officer this    th day of October,
2001.

                     THE ADVISORY BOARD COMPANY


                     By: /s/  DAVID L. FELSENTHAL
                        ------------------------------------
                        Name:  David L. Felsenthal
                        Title:  Chief Financial Officer, Treasurer and Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                                                                PAGE 1
                           -------------------------

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE CERTIFICATE OF MERGER, WHICH MERGES:

        "THE ADVISORY BOARD COMPANY", A MARYLAND CORPORATION,

        WITH AND INTO "ABC MERGE CO." UNDER THE NAME OF "THE ADVISORY BOARD COMPANY", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, WAS RECEIVED AND FILED IN THIS OFFICE THE THIRTEENTH DAY OF AUGUST, A.D. 2001, AT 9 O'CLOCK A.M.

        AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.


                         [SEAL]    /s/ HARRIET SMITH WINDSOR
                                   ---------------------------------------------
                                   Harriet Smith Windsor, Secretary of State

3424406  8330                                    AUTHENTICATION:  1295945

010400131                                                  DATE:  08-15-01

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                                                                PAGE 1
                           -------------------------


        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ABC MERGE CO.", FILED IN THIS OFFICE ON THE NINTH DAY OF AUGUST, A.D. 2001, AT 6 O'CLOCK P.M.





                         [SEAL]    /s/ HARRIET SMITH WINDSOR
                                   ---------------------------------------------
                                   Harriet Smith Windsor, Secretary of State

3424406  8100                                    AUTHENTICATION:  1296065

010400275                                                  DATE:  08-15-01

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:00 PM 08/09/2001
   010391088 - 3424406


                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ABC MERGE CO.

        The undersigned, for the purpose of organizing a corporation under and pursuant to Section 102 of the Delaware General Corporation Law, hereby certifies as follows:

        FIRST:   NAME. The name of the corporation (hereinafter referred to as the "Corporation") is ABC MERGE CO.

        SECOND: REGISTERED OFFICE AND REGISTERED AGENT. The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover 19901, County of Kent. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

        THIRD:   PURPOSE. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:  CAPITALIZATION.

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred seventy five million (175,000,000), consisting of twenty five thousand (25,000) shares of Class A Voting Common Stock ("Voting Common Stock"), par value $0.01 per share, forty four million nine hundred seventy five thousand (44,975,000) shares of Class B Non-Voting Common Stock ("Non-Voting Common Stock"), par value $0.01 per share, one hundred twenty five million (125,000,000) shares of Common Stock ("Common Stock"), par value $0.01 per share. Pursuant to Section 243(b), following the retirement of shares of Voting Common Stock and Non-Voting Common Stock, the reissuance of Voting Common Stock and Non-Voting Common Stock is expressly prohibited.

        The designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the Voting Common Stock, Non-Voting Common Stock, the Common Stock and the Preferred Stock of the Corporation are as follows:

        (a)     Provisions Relating to the Common Stock

                (1) Conversion. Each share of the Voting Common Stock and each share of the Non-Voting Common Stock shall automatically convert into one share of Common Stock without the requirement of any further action upon the consummation of a public offering of the capital stock of the Corporation that is subject to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (the "Conversion").

                (2) Voting. Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, at each annual or special meeting of stockholders, each holder of record of shares of Voting Common Stock or Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Voting Common Stock or Common Stock standing in such holder's name on the stock transfer records of the Corporation. There shall be no cumulative voting. The number of authorized shares of Voting Common Stock, Non-Voting Common Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

                (3) Dividends. Subject to the rights of the holders of Preferred Stock at any time outstanding, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Voting Common Stock, Non-Voting Common Stock and Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                (4) Liquidation Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Voting Common Stock, Non-Voting Common Stock and Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

                (5) No Preemptive, Subscription or Conversion Rights. No holder of shares of Voting Common Stock, Non-Voting Common Stock or Common Stock shall be entitled to preemptive, subscription or conversion rights.

        (b)     Provisions Relating to the Preferred Stock

                The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such

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